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                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 15, 1999, accompanying the consolidated financial statements of Spice Entertainment Companies, Inc. and Subsidiaries appearing in the current report on Form 8-K/A filed by Playboy Enterprises, Inc. We consent to the incorporation by reference of said report in the Registration Statement of Playboy Enterprises, Inc. on Form S-8 (File No. 333-74451), effective March 16, 1999.

Grant Thornton LLP

New York, NY
April 7, 1999